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                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                    SPSS INC.

                                 (AS PURCHASER)

                                 LEXIQUEST, S.A.

                                  (THE COMPANY)

                                       AND

                           ATLAS VENTURE FUND III L.P.
                   ATLAS VENTURE ENTREPRENEURS' FUND III, L.P.
                         OAK INVESTMENT PARTNERS VI L.P.
                           OAK VI AFFILIATES FUND L.P.
                                     CODEXI
                                   BRUNO HENRY
                                 FREDRIC HARMAN
                                 EDGARD MISRAHI
                                 PHILIPPE CLAUDE
                                  MICHAEL ORSAK
                       SOCIETE BEARNAISE DE PARTICIPATIONS
                             BANEXI VENTURES 2 FCPR
                                 APAX FRANCE IV
                                  ALTAMIR & CIE
                                 APAX FRANCE V-A
                                 APAX FRANCE V-B
                      WORLDVIEW TECHNOLOGY PARTNERS II L.P.
                   WORLDVIEW TECHNOLOGY INTERNATIONAL II L.P.
                      WORLDVIEW STRATEGIC PARTNERS II L.P.
                      FLAUNDERS LANGUAGE VALLEY FUND C.V.A.
                                   NORMAN NIE
                         MERITECH CAPITAL PARTNERS L.P.
                        MERITECH CAPITAL AFFILIATES L.P.

                                  (AS SELLERS)

                          DATED AS OF JANUARY 31, 2002

================================================================================

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                            STOCK PURCHASE AGREEMENT



     This STOCK PURCHASE AGREEMENT, dated as of January 31, 2002 (this "Agreement"), is entered into by and among SPSS Inc., a Delaware corporation ("SPSS"), LexiQuest, S.A. (formerly known as ERLI S.A.), an entity organized under the laws of the Republic of France ("LexiQuest"), and the owners of the share capital of LexiQuest identified on Exhibit A (such owners being hereinafter referred to individually as a "Shareholder" and collectively as the "Shareholders"). SPSS and LexiQuest shall be defined collectively as the "Parties."

                              W I T N E S S E T H:

     WHEREAS, the Shareholders own of record and beneficially all 33,514,756 of the issued and outstanding shares of common stock of LexiQuest (the "LexiQuest Common Stock"), all 14,970,965 of the issued and outstanding shares of Series A Stock of LexiQuest (the "LexiQuest Series A Stock") and all 20,285,453 of the issued and outstanding shares of Series B Stock of LexiQuest (the "LexiQuest Series B Stock");

     WHEREAS, attached to each share of the LexiQuest Series A Stock is one (1) warrant which provides for antidilution protection based on a weighted average formula (collectively, the "Series A Warrants");

     WHEREAS, attached to each share of LexiQuest Series B Stock are two (2) warrants, one of which provides for antidilution protection based on a weighted average formula and the other of which entitles the holders of the LexiQuest Series B Stock to purchase an extra 20,285,453 shares of LexiQuest Series B Stock at a price of 0.11 Euros per share (collectively, the "Series B Warrants"; the LexiQuest Common Stock, the LexiQuest Series A Stock, the LexiQuest Series B Stock, the LexiQuest Series A Warrants and the LexiQuest Series B Warrants are collectively referred to herein as the "LexiQuest Securities"); and

     WHEREAS, SPSS desires to purchase from the Shareholders, and the Shareholders desire to sell to SPSS, all of the issued and outstanding LexiQuest Securities.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                           TERMS OF PURCHASE AND SALE

     1.1 Purchase and Sale of the Shares. Subject to the terms and conditions contained in this Agreement, on the Closing Date (as hereinafter defined), the Shareholders shall sell, assign, transfer and deliver the LexiQuest Securities to SPSS, and SPSS shall purchase the LexiQuest Securities from the Shareholders, for the Purchase Price (as hereinafter defined) payable as provided in Article 2 hereof.

     1.2 Time and Place of Closing. Subject to the terms and conditions contained in this Agreement, the purchase and sale of the LexiQuest Securities (the "Closing") will take place at the offices of Ross & Hardies, 150 North Michigan Avenue, Suite 2500, Chicago, Illinois 60601, at 10:00 a.m. on January 31, 2002, or such other place, date and time as the parties hereto may agree (the date on which the Closing actually occurs being hereinafter referred to as the "Closing Date").

                                   ARTICLE 2
                                 PURCHASE PRICE

     2.1 Purchase Price. The total consideration to be paid by SPSS for the LexiQuest Securities (the "Purchase Price") shall be the sum of:

          (a) $2,500,000 (the "Guaranteed Payment") to be paid in accordance with the procedures set out in Section 2.4(a); and

          (b) The amount; if any, to which the Shareholders become entitled pursuant to subsections (i) and (ii) below.

               (i) if the Contribution (as defined below) generated by the Assets (defined in Section 14.12 hereof) during calendar 2002 equals or exceeds $1,840,000, the Purchase Price will be increased by $1,000,000 (the "First Contingent Payment") to be paid (if at all and subject to SPSS's right of indemnification) in accordance with the procedures set out in Section 2.4(b); and

               (ii) if the Contribution generated by the Assets during calendar year 2003 equals or exceeds $3,000,000, the Purchase Price will be increased by $500,000 (the "Second Contingent Payment," with the First Contingent Payment and the Second Contingent Payment being hereinafter referred to collectively as the "Contingent Payments") to be paid (if at all and subject to SPSS's right of indemnification) in accordance with the procedures set out in Section 2.4(b).

The Purchase Price shall be allocated among the Shareholders as set forth in
Schedule 2.1 hereto. Each Shareholder hereby declares and acknowledges that this allocation fully satisfies its rights under the LexiQuest Shareholders' Agreement.

     2.2 Definition of Contribution. For purposes of this Agreement the term "Contribution" shall mean a number equal to the positive difference, if any, between (a) the Net Revenue (determined in accordance with United States Generally Accepted Accounting Principles as applied to software development companies, hereinafter referred to as "GAAP") generated by the Assets during the applicable period and (b) the sum of (i) the aggregate total compensation expense (determined for financial reporting purposes in accordance with GAAP) recognized by SPSS during the applicable period with respect to any individual or entity who was engaged by any LexiQuest Entity as an independent contractor, consultant or employee as of the Closing Date plus (ii) rent and other operating expenses of any facilities of any LexiQuest Entity (determined for financial reporting purposes in accordance with GAAP) recognized by SPSS in accordance with GAAP during the applicable period with respect to any interest in real property previously held by any LexiQuest Entity and acquired by SPSS in connection with the transactions contemplated by this Agreement. For avoidance of doubt, it is expressly agreed among the parties to this Agreement that, in the event that LexiQuest or any successor entity enters into an OEM agreement with respect to the SearchEngine segment of the business currently being operated by LexiQuest, the term "Net Revenue" as used herein will include the net revenue resulting from such OEM agreement paid by the OEM reseller to SPSS, exclusive of taxes and shipping.

     Notwithstanding the foregoing, in the event that, following the Closing, LexiQuest or any successor entity disposes of all or a portion of the Assets (any such disposition an "Asset Disposition") during calendar 2002 or calendar 2003, the net proceeds to LexiQuest or such successor entity in respect of such Asset Disposition (determined in accordance with GAAP) shall be included in calculating the Contribution for such period under Section 2.1(b)(i) or (ii), as applicable.

     2.3  Method of Determining Contribution. Contribution as contemplated in
Section 2.2 above shall be determined in the following manner:

          (a) On or before January 31 of 2003 and 2004, as applicable, SPSS shall deliver to the Shareholder Representative (defined in Section 14.12 hereof) the preliminary calculation of Contribution for the preceding calendar year (the "Preliminary Calculation") prepared in accordance with the provisions of Section 2.2 above. The Preliminary Calculation shall be accompanied by such documentary support or other backup material or evidence as is reasonably requested by the Shareholder Representative to allow the Shareholder Representative to assess the accuracy thereof.

          (b) In the event that the Shareholder Representative either has no objections to the Preliminary Calculation and, therefore, does not deliver a Statement of Objection (as hereinafter defined) or otherwise fails to deliver a Statement of Objection within the period required by the immediately following sentence, the Preliminary Calculation prepared by SPSS shall be deemed to be the final calculation (the "Final Calculation") and shall be used to determine the Shareholders' right to receive the Contingent Payments under Section 2.1(b)(i) or (ii), as applicable. In the event that the Shareholder Representative does not believe that the Preliminary Calculation properly reflects all or any portion of the Contribution for the applicable period or that the Preliminary Calculation was not prepared in the manner provided for in Section 2.2 above, the Shareholder Representative shall within thirty (30) days of the date on which SPSS delivers the Preliminary Calculation to the Shareholder Representative, prepare and deliver to SPSS a written statement of objection (the "Statement of Objection") specifying in reasonable detail LexiQuest's objections to the Preliminary Calculation and setting forth the Shareholder Representative's calculation of Contribution for the applicable period.

          (c) If SPSS and the Shareholder Representative are unable to agree upon the amount of Contribution for the applicable period within fifteen (15) days of the date on which the Shareholder Representative delivers a Statement of Objection to SPSS, the dispute shall be submitted to a "big four" accounting firm that has not previously done work for any of SPSS, LexiQuest or the Shareholder Representative mutually selected by SPSS and the Shareholder Representative (the "Independent Accounting Firm") for resolution in the manner provided for herein. In the event that the aforementioned dispute is submitted to the Independent Accounting

Firm for resolution, the Independent Accounting Firm shall choose the Contribution calculation set forth on either the Preliminary Calculation or the Statement of Objection and such choice shall be employed to prepare the Final Calculation. The decisions of the Independent Accounting Firm shall be final and binding on all parties to this Agreement. Following resolution of the dispute in the manner provided for above, the Independent Accounting Firm shall tender a new Contribution calculation reflecting the resolution of the dispute. The Preliminary Calculation as revised in accordance with the procedures set forth in this Section 2.3 shall be deemed to be the Final Calculation and the amount of Contribution identified therein shall be used to determine LexiQuest's right to receive the Contingent Payments under Section 2.1(b)(i) or (ii), as applicable. In the event any dispute is submitted to the Independent Accounting Firm for resolution as provided above, the cost of engaging the Independent Accounting Firm for such purpose shall be borne by the party whose determination of the dollar amount of the Contribution for the applicable period is furthest from the dollar amount of the Contribution determined by the Independent Accounting Firm hereunder.

     2.4 Timing and Method of Payment. The Purchase Price shall be paid by SPSS to the Escrow Agent (it being agreed that all payments shall be made to the Escrow Agent and that the Escrow shall, to the extent necessary or appropriate, be deemed the agent of all other Shareholders for this purpose) as follows:

          (a) The Guaranteed Payment shall, subject to Section 11.7 and the Escrow Agreement (as defined in Section 11.7 hereof), be made by SPSS by delivery of:

               (i) cash or wire transfer in immediately available funds in the amount of $1,000,000 no later than ten (10) days after the Closing Date; and

               (ii) that number of shares of common stock of SPSS, par value $0.01 per share (the "SPSS Common Stock") derived by dividing the sum of $1,500,000 by the Market Price (as defined in Section 2.4(f) hereof) of one share of SPSS Common Stock, delivery to be made at the Closing.

          (b) The portion of the Contingent Payment, if any, to which LexiQuest is entitled as determined under Sections 2.1(b)(i) or (ii), as applicable, shall be paid by SPSS not later than five (5) business days following final determination of Contribution for the applicable period as provided in Section
2.3 above.

          (c) SPSS may, at its option, make payment of all or any portion of the Contingent Payments in the form of cash or shares of SPSS Common Stock.

          (d) The cash portion of the Guaranteed Payment as well as cash payments of installments on the Guaranteed Payment Note and any portion of the Contingent Payments which SPSS elects to pay in cash shall be made by wire transfer of immediately available funds to an account designated by the Shareholder Representative.

          (e) In the event that SPSS elects to make payment of all or any portion of the Contingent Payments in the form of shares of SPSS Common Stock, the number of shares of SPSS Common Stock to be delivered in satisfaction of such obligation shall be determined by dividing the amount of the Contingent Payment then due and payable by the Market Price of one share of SPSS Common Stock.

          (f) For purposes of this Agreement, the "Market Price" of one share of SPSS Common Stock shall equal the average of the closing prices of SPSS Common Stock, as quoted on the NASDAQ National Market ("NASDAQ"), for the period of five (5) trading days ending on the trading day preceding the date on which SPSS is required to make such payment as provided in Section 2.4(a)(ii) or
Section 2.4(b) above, as applicable.

     2.5  Securities Matters.

          (a)  Registration of SPSS Common Stock.

               (i) SPSS will prepare and file with the Securities and Exchange Commission (the "SEC") one or more registration Statements on Form S-3 (together with all amendments and supplements thereto, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference therein, with any such registration statement hereinafter referred to as a "Registration Statement") under the Securities Act of 1933 (the "1933 Act") and the rules and regulations promulgated thereunder, for the registration of the resale of shares of SPSS Common Stock issued by SPSS as part of the Purchase Price pursuant to Sections 2.4(a)(ii) or 2.4(c) above (any such shares hereinafter referred to as the "Shares"). SPSS shall take such commercially reasonable steps as are necessary to file any Registration Statement promptly following and in no case later than thirty (30) days of the date on which such Shares were required to be issued in accordance with Sections 2.4(a)(ii) and 2.4(c) above, as the case may be. Further, SPSS shall take such steps as are reasonably required or appropriate to cause the Registration Statement to be declared effective by the SEC and to maintain the effectiveness of the Registration Statement, for the registration of the resale of the Shares until such time as all of the Shares subject to such Registration Statement have been sold.

               (ii) Each of the individuals and entities named as selling Shareholders in any Registration Statement shall cooperate with SPSS in connection with each registration of Shares and shall provide such information and execute such documents as SPSS shall reasonably request in connection with any such registration.

          (b) Registration Expenses. SPSS shall be responsible for and shall pay all fees, costs and expenses incurred by it relating to the registration of the Shares for the resale thereof, including without limitation, all SEC and NASDAQ registration and filing fees, and all fees and expenses of compliance by SPSS with the federal securities laws or any applicable state blue sky laws, but not including (i) any fees and expenses of counsel to the selling Shareholders, if any, or other expenses of LexiQuest or the Shareholders incurred in connection with the execution and delivery of this Agreement and (ii) underwriters' fees or expenses, broker's costs, commissions and other similar disposition costs associated with the sale of any of the Shares.

          (c) Restricted Stock. The Shareholders understand and agree, as follows:

               (i) That the Shares to be issued at the Closing are not and that the Shares to be issued in satisfaction of all or any portion of the Contingent Payments, if any, will not be, subject to a Registration Statement under the 1933 Act at the time of issuance, and are being issued pursuant to exemptions from the registration requirements under the 1933 Act which exemptions depend, among other things, on the bona fide nature of the Shareholders' investment intent.

               (ii) That the Shareholders shall not transfer any Shares except in compliance with the provisions of the 1933 Act. Any proposed transferee of any of the Shares shall agree to take and hold such Shares upon the conditions set forth in Section 2.5(c)(iii) hereof.

               (iii) Until a Registration Statement registering the resale of the Shares is declared effective, such Shares may not be offered, sold or transferred in contravention of the terms and conditions of this Agreement and the availability of an exemption from the registration requirements of the 1933 Act with respect to such offer, sale or transfer. Each stock certificate representing any of the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT UNDER AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

          When the Registration Statement registering the resale of the Shares is declared effective by the SEC, that portion of the Shares subject to the effective Registration Statement shall be unencumbered and freely tradable by the selling Shareholders named in the applicable Registration Statement.

               (iv) Unless a Registration Statement under the 1933 Act covering transactions in the Shares has been declared effective by the SEC and such Registration Statement remains effective at the time of transfer, prior to any proposed transfer of any such Shares, the holder thereof shall give written notice to SPSS of such holder's intention to effect such transfer and shall comply with the requirements set forth in the balance of this Section. Each such notice shall describe the manner and circumstances of the proposed transfer in reasonable detail, and, if reasonably requested by SPSS, shall be accompanied by
(1) a written opinion of legal counsel who shall be reasonably satisfactory to SPSS, addressed to SPSS, to the effect that the proposed transfer of such Shares may be effected without registration under the 1933 Act, (2) a "no action" letter from the SEC to the effect that the distribution of such Shares without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, or (3) such other showing reasonably satisfactory to SPSS and its counsel that the proposed transfer of such Shares may be effected without registration under the 1933 Act, including, but not limited to, Rule 144 eligibility, whereupon the holder of such Shares shall be entitled to transfer such Shares in accordance with the terms of the notice delivered by the holder to SPSS.

          (d)  Indemnification.

               (i) SPSS will indemnify and hold harmless the selling Shareholders named in any Registration Statement, any underwriter (as defined in the 1933 Act) for the selling Shareholders and each person, if any, who controls any selling Shareholder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by SPSS of the 1933 Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law; and SPSS will pay to LexiQuest, underwriter or controlling person, any and all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that this subsection 2.5(d)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of SPSS, which consent shall not be unreasonably withheld or delayed, nor shall SPSS be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs because SPSS has relied upon and in conformity with written information furnished by a selling Shareholder, any underwriter or any controlling person of a selling Shareholder or underwriter expressly for use in connection with such registration.

               (ii) Each selling Shareholder, severally and not jointly, will indemnify and hold harmless SPSS, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls SPSS within the meaning of the 1933 Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs because SPSS has relied upon and in conformity with written information furnished by a selling Shareholder expressly for use in connection with such registration, and such selling Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.5(d)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.5(d)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such selling Shareholder, which consent shall not be unreasonably withheld or delayed.

               (iii) Promptly after receipt by an indemnified party under this
Section 2.5(d) of notice of any claim, demand or the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5(d), deliver to the indemnifying party a written notice of the claim, demand or action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to a conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of receipt by the indemnified party of notice of such claim, demand or commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.5(d).

               (iv) If the indemnification provided for in this Section 2.5(d) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any fees, charges or expenses (including fees, disbursements and other charges of legal counsel) reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person. Notwithstanding any of the foregoing, the maximum aggregate liability of each selling Shareholder pursuant to this Section 2.5(d) shall be the net proceeds received by such selling Shareholder upon the sale of such selling Shareholder's Shares covered by the Registration Statement, less the amount paid or payable by or on behalf of such selling Shareholder in respect of such selling Shareholder's indemnification obligations under Article 11.

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF LEXIQUEST

     Except as set forth in the LexiQuest Disclosure Schedule delivered by LexiQuest to SPSS in connection with the execution of this Agreement (the "LexiQuest Disclosure Schedule") (each section of which qualifies the correspondingly numbered paragraph of this Article 3 or such other numbered paragraph of this Article 3 as is specifically referenced in the LexiQuest Disclosure Schedule), LexiQuest represents and warrants to SPSS as follows:

     3.1 Organization, Standing and Power; Subsidiaries. Except for the Subsidiaries (defined in Section 14.12 hereof) identified in Section 3.1 of the LexiQuest Disclosure Schedule (LexiQuest together with the Subsidiaries identified in the LexiQuest Disclosure Schedule being hereinafter referred to collectively as the "LexiQuest Entities"), LexiQuest does not directly or indirectly own or control, any equity or other ownership interest in any Person. Each of the LexiQuest Entities is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own or lease and operate the Assets, to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in each case where any failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect on LexiQuest. The copies of the articles of incorporation and bylaws of each of the LexiQuest Entities which were previously furnished or made available to SPSS are true, complete and correct copies of such documents as in effect on the date of this Agreement.

     3.2  Capital Structure.

          (a) As of the date hereof, the authorized capital stock of LexiQuest consists of 68,771,174 shares of LexiQuest Securities, consisting of (i) 33,514,756 shares of LexiQuest Common Stock, (ii) 14,970,965 shares of LexiQuest Series A Stock (with the Series A Warrants attached thereto) and (iii) 20,285,453 shares of LexiQuest Series B Stock (with the Series B Warrants attached thereto).

          (b) As of the date hereof, LexiQuest has reserved 22,280,442 shares of LexiQuest Common Stock for issuance upon the exercise of options granted under the LexiQuest 1997 Stock Option Plan (the "LexiQuest Stock Option Plan") and has granted options to acquire 11,112,978 shares of LexiQuest Common Stock upon the exercise thereof (the "LexiQuest Options") and (ii) 417,500 shares of LexiQuest Common Stock for issuance upon the exercise of outstanding warrants to acquire shares of LexiQuest Common Stock (the "LexiQuest Warrants"). Section 3.2 of the LexiQuest Disclosure Schedule sets forth a list of each of the LexiQuest Options and each of the LexiQuest Warrants outstanding as of January 31, 2002 and identifies the exercise price or prices thereof and the portion of such option or warrant, as applicable, which will be vested and exercisable as of the Closing Date.

          (c) Except as set forth in Section 3.2 of the LexiQuest Disclosure Schedule, LexiQuest has not granted any warrants to acquire shares of LexiQuest Securities upon exercise thereof.

          (d) All the outstanding shares of LexiQuest Securities have been duly authorized, and are validly issued, fully paid and nonassessable, and such shares of LexiQuest Securities have been issued in compliance with any preemptive rights. Except for the options and warrants identified in Section 3.2 of the LexiQuest Disclosure Schedule, no options, warrants, subscriptions or purchase rights of any nature to acquire from LexiQuest, or commitments of LexiQuest to issue, shares of LexiQuest Securities or other securities are authorized, issued or outstanding, nor is LexiQuest obligated in any other manner to issue shares or rights to acquire any of its capital stock or other securities. Except as set forth in Section 3.2 of the LexiQuest Disclosure Schedule, none of LexiQuest's outstanding securities or authorized capital stock are subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of LexiQuest, any shareholder or any other Person. Except as set forth in Section 3.2 of the LexiQuest Disclosure Schedule, there are, to the knowledge of LexiQuest, no restrictions on the transfer of shares of LexiQuest Securities. The offer and sale of all LexiQuest Securities complied with all applicable securities laws and no Shareholder has a right of rescission or is entitled to damages with respect to such Shareholder's purchase of the LexiQuest Securities.

          (e) The authorized capital stock of each of LexiQuest's Subsidiaries is disclosed in Section 3.2 of the LexiQuest Disclosure Schedule. All shares of capital stock of each of LexiQuest's Subsidiaries are validly issued, fully paid, and nonassessable, were issued in compliance with applicable securities laws, and, except as disclosed in Section 3.2 of the LexiQuest Disclosure Schedule, are wholly-owned by LexiQuest free and clear of any pre-emptive rights, claims, security interests, encumbrances or restrictions of any kind. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating any Subsidiary of LexiQuest to issue or to transfer from treasury any additional shares of capital stock or any securities convertible into or which grant the holder the right to acquire any capital stock of any Subsidiary of LexiQuest.

          (f) No bonds, debentures, notes or other indebtedness of LexiQuest having the right to vote on any matters on which holders of capital stock of LexiQuest may vote ("LexiQuest Voting Debt") are issued or outstanding.

     3.3  Authority; No Conflicts.

          (a) LexiQuest has all requisite power, authority and legal right (corporate or otherwise) to enter into this Agreement and the other documents and agreements attached as exhibits hereto to be entered into by LexiQuest (the Agreement, together with all such other documents and agreements, collectively, the "LexiQuest Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the LexiQuest Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action (corporate or otherwise) on the part of LexiQuest. The LexiQuest Transaction Documents have been or will be duly and validly executed and delivered by LexiQuest and constitute or will constitute the valid and binding agreements of LexiQuest enforceable against LexiQuest in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) Except as set forth in Section 3.3 of the LexiQuest Disclosure Schedule, the execution and delivery of the LexiQuest Transaction Documents by LexiQuest and the consummation by LexiQuest of the transactions contemplated hereby and thereby, will not (i) violate or conflict with the articles of incorporation or bylaws of any LexiQuest Entity, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, franchise, permit, indenture, agreement, mortgage relating to borrowed money, instrument of indebtedness, or other obligation to which any of the LexiQuest Entities is a party or by which any of the LexiQuest Entities or the Assets is bound or subject that would reasonably be expected to impair substantially LexiQuest's ability to consummate the transactions contemplated by this Agreement, (iii) constitute a violation of any law, statute, rule or regulation to which any of the LexiQuest Entities or the Assets is subject; (iv) violate any order, judgment or decree applicable to any of the LexiQuest Entities or the Assets;
(v) result in the creation or imposition of any material lien, pledge, security interest, charge or other encumbrance upon the Assets; or (vi) have a Material Adverse Effect upon the Assets.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person is required in connection with the execution and delivery by LexiQuest of the LexiQuest Transaction Documents or the performance by LexiQuest of the obligations to be performed by LexiQuest pursuant to the terms hereof or thereof.

     3.4 Financial Statements. LexiQuest's audited, consolidated financial statements as of and for the years ended December 31, 1999 and 2000 and its unaudited financial statements as of and for December 31, 2001, each of which is attached to Section 3.4 of the LexiQuest Disclosure Schedule, including the notes, if any, relating thereto (collectively, the "Financial Statements") have been prepared in accordance with GAAP consistently applied throughout the periods involved (except, in the case of any unaudited interim financial statements for the absence of footnotes and normal, non-material year-end adjustments). The Financial Statements accurately present (subject, in the case of interim financial statements, to normal, non-material year-end adjustments) LexiQuest's financial position as of the respective dates thereof and LexiQuest's results of operations and cash flows for the periods indicated.

     3.5  Litigation; Compliance with Laws.

          (a) Except as disclosed in Section 3.5 of the LexiQuest Disclosure Schedules, there are no suits, actions or proceedings (collectively, "Actions") pending or, to the knowledge of LexiQuest, threatened, against or affecting any LexiQuest Entity or the Assets which would, in the aggregate, have a Material Adverse Effect on LexiQuest or the Assets, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against any LexiQuest Entity which would, in the aggregate, have a Material Adverse Effect on LexiQuest or the Assets. There is no Action pending or, to the knowledge of LexiQuest threatened against or affecting any of the LexiQuest Entities which questions the validity of this Agreement or any action taken or to be taken by LexiQuest in connection with any of the transactions contemplated by this Agreement, and LexiQuest has no knowledge of a fact or circumstance which would reasonably be expected to give rise to such an Action or threatened Action.

          (b) The LexiQuest Entities hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the operation of the businesses of the LexiQuest Entities, taken as a whole, except for any such permits, licenses, variances, exceptions, orders and approvals, the lack of which would not have a Material Adverse Effect on LexiQuest (collectively, the "LexiQuest Permits"). Section 3.5 of the LexiQuest Disclosure Schedule lists all such LexiQuest Permits. Except where the failures to so comply would not, in the aggregate, have a Material Adverse Effect on LexiQuest, the LexiQuest Entities are in compliance with the terms of the LexiQuest Permits. None of the LexiQuest Entities has received any notices of violations with respect to any laws, ordinances or regulations of any Governmental Entity and none of the LexiQuest Entities is in violation of any laws, ordinances or regulations of any Governmental Agency, the violation of which would have a Material Adverse Effect on LexiQuest.

     3.6 Absence of Undisclosed Liabilities. Except as set forth in Section 3.6 of the LexiQuest Disclosure Schedule, since the date of the unaudited financial statements included in the Financial Statements, the LexiQuest Entities have not incurred any material liabilities that are of a nature that would be required to be disclosed on a balance sheet of the LexiQuest Entities or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business, or (B) liabilities that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on LexiQuest.

     3.7 Accounts. All of the Accounts represent amounts actually due to one of the LexiQuest Entities as a result of the sale of inventory or provision of services by LexiQuest prior to the Closing and are to the knowledge of LexiQuest and the Shareholders, (a) current, fully collectible and (b) subject to no known defenses, setoffs or counterclaims.

     3.8  Absence of Certain Changes or Events. Except as set forth in Section
3.8 of the LexiQuest Disclosure Schedule, since the date of the unaudited financial statements included in the Financial Statements, there has not been
(a) any material damage, destruction or casualty loss to the Assets (whether covered by insurance or not); (b) any entry into any transaction, commitment or agreement (including, without limitation, any borrowing) material to the Assets, or relating to the Assets; (c) any sale, transfer or other disposition of any of the Assets to any party, except for payment of obligations incurred, and sale of products, in the ordinary course of business consistent with past practices; (d) any material amendment or termination of any Contract (as defined in Section
3.14 hereof) or any termination or waiver of any other rights of value relating to the Assets; (e) any failure by LexiQuest to pay its accounts payable or other obligations relating to the Assets in the ordinary course of business; (f) any pledge of any of the Assets or any action or inaction which would subject the Assets to any lien, security interest, mortgage, pledge, claim, charge or other encumbrance of any kind; (g) the incurrence of any liability or obligation by LexiQuest related to the Assets, except for liabilities incurred in the ordinary course of business; (h) any actual or threatened termination or cancellation of, or modification or change in, any business relationship with any customer or customers of LexiQuest relating to the Assets or other agreement or arrangement involving or related to the Assets; (i) any other change, circumstance or event which, in the aggregate, have had or would reasonably be expected to have, a Material Adverse Effect on any of the LexiQuest Entities or the Assets; or (j) any agreement, whether in writing or otherwise, to take any action described in this Section 3.8.

     3.9 Compliance with Labor Laws and Agreements. Section 3.9 of the LexiQuest Disclosure Schedule sets forth a true and current list of all of the following currently in effect that are applicable to the Employees (defined in Section 3.11 below) (the "Labor Agreements"): (i) all material employment agreements or other labor agreements to which LexiQuest is a party or by which its properties are bound; (ii) all pension, profit sharing, deferred compensation, bonus, stock option, stock purchase, savings, retainer, consulting, retirement, welfare or incentive plans or contracts to which LexiQuest is a party; and (iii) all plans or agreements under which "fringe benefits" (including, but not limited to, hospitalization plans or programs, medical insurance, vacation plans or programs, sick plans or programs and related benefits) are afforded to any Employees (defined in Section 3.11 hereof) of LexiQuest. LexiQuest has complied in all material respects with all such Labor Agreements and all applicable laws and orders relating to the employment of labor.

     3.10 Pension and Benefit Plans. All accrued obligations of LexiQuest applicable to its respective Employees, whether arising by operation of law, by contract, by past custom or otherwise, for payments by LexiQuest to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its Employees with respect to the employment of said Employees through the date hereof have been paid. LexiQuest neither maintains, nor has any obligations to contribute to, nor has in effect or has committed to adopt, any pension plan or any welfare plan covered by ERISA regulations. LexiQuest does not maintain any health or life insurance plan that provides for continuing benefits or coverage for any participant or any spouse, dependent or beneficiary under such plan after termination of employment, other than as may be required under Section 4980B of the Code and regulations thereunder. LexiQuest is in compliance with the COBRA notice and continuation coverage requirements with respect to employee benefit plans maintained by LexiQuest.

     3.11 Employment Related Liabilities.

          (a) Section 3.11(a) of the LexiQuest Disclosure Schedule sets forth a complete list of the names, titles, annual salaries, other bonuses, commissions and accrued sick days or vacation days of all employees of LexiQuest ("Employees").

          (b) Section 3.11(b) of the LexiQuest Disclosure Schedule sets forth the aggregate dollar amount that LexiQuest has reserved for payment of all liabilities arising out of claims or potential claims set forth on Section 3.11(c) of the LexiQuest Disclosure Schedule and such dollar amount is sufficient to compensate such Employees for all such claims.

          (c) Except as set forth in Section 3.11(c) of the LexiQuest Disclosure Schedule, no present or former Employee, officer, director or independent contractor of LexiQuest has asserted or threatened to assert any claim against LexiQuest and no basis for a claim exists.

     3.12 Potential Conflicts of Interest. Except as disclosed in Section 3.12 of the LexiQuest Disclosure Schedule, no officer or director (or affiliate thereof) or, to the knowledge of LexiQuest, any employee (or affiliate thereof) of any of the LexiQuest Entities has any ownership interest in any competitor, supplier or customer of any LexiQuest Entity or holds a beneficial interest in any material contract or agreement with any LexiQuest Entity.

     3.13 Intellectual Property.

          (a) Set forth in Section 3.13(a) of the LexiQuest Disclosure Schedule is a list of all patents, trademarks, service marks, trade names, copyrights and other completed registrations and all applications or other filings of any LexiQuest Entity issued by or made with any jurisdiction, specifying as to each, the applicable jurisdiction, registration or application number and the date issued or filed.

          (b) Set forth in Section 3.13(b) of the LexiQuest Disclosure Schedule is a list of all licenses, sublicenses and other agreements under which any of the LexiQuest Entities have obtained the right to use or have authorized any other person or entity to use Intellectual Property, and a description of any encumbrances or restrictions on the right of any LexiQuest Entity to use Intellectual Property not specifically set forth in one of the agreements identified in such list. Each of the LexiQuest Entities owns or has the exclusive right to use all Intellectual Property used in or necessary for the conduct of its business as currently conducted. The use of any Intellectual Property by the LexiQuest Entities does not infringe on or otherwise violate the rights of any person and is in compliance with any applicable license or other agreement pursuant to which any of the LexiQuest Entities acquired the right to use any Intellectual Property. To the knowledge of LexiQuest, no person is infringing on or otherwise violating any right of any of the LexiQuest Entities with respect to any Intellectual Property owned by and/or licensed to any of the LexiQuest Entities. None of the LexiQuest Entities has received any notice, written or otherwise, nor has knowledge of any pending or threatened claim, order or proceeding with respect to any Intellectual Property used by any of the LexiQuest Entities and, to the knowledge of LexiQuest, no Intellectual Property owned and/or licensed by any of the LexiQuest Entities is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

          (c) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Intellectual Property on behalf of any of the LexiQuest Entities either:

               (i) were at such time parties to "work-for-hire" arrangements or agreements with the applicable LexiQuest Entity, in accordance with applicable law, that has accorded such LexiQuest Entity full, effective, exclusive and original ownership of all Intellectual Property thereby arising; or

               (ii) have executed appropriate instruments of assignment, which are still in full force and effect, in favor of the applicable LexiQuest Entity, as assignee, that have conveyed to such LexiQuest Entity full, effective and exclusive ownership of all Intellectual Property thereby arising. No employee of any LexiQuest Entity is in violation of (a) any "work for hire" arrangement or agreement with any of the LexiQuest Entities or any patent disclosure agreement with any of the LexiQuest Entities or (b) to the knowledge of LexiQuest, any other contract or agreement, or any restrictive covenant relating to the rights of any such employee to use trade secrets or proprietary information of others.

     3.14 Contracts and Commitments.

          (a) Section 3.14 of the LexiQuest Disclosure Schedule lists each contract, commitment or agreement, whether oral or written, which can or may provide for the payment by or to any of the LexiQuest Entities of an amount in excess of $10,000 per annum, as well as any contract, commitment or agreement entered into by any LexiQuest Entity outside the ordinary course of business that is material to the business of the LexiQuest Entities taken as a whole (collectively, the "Contracts"). True and correct copies of written Contracts, and written descriptions of all oral Contracts, have been made available to SPSS at a reasonable time prior to Closing, which descriptions are true and correct in all material respects. True and correct copies of each standard form customer and distributor contract currently in use by LexiQuest in the conduct of its business are attached to Section 3.14 of the LexiQuest Disclosure Schedule. All of the Contracts are valid and binding obligations of LexiQuest, enforceable in accordance with their respective terms and are in full force and effect and LexiQuest is in compliance therewith. None of the Contracts impairs substantially the value of the Assets.

          (b) Each of the LexiQuest Entities will have fulfilled all material obligations required pursuant to each Contract to have been performed by it prior to the Closing Date and is not in default under any such Contract.

          (c) To the knowledge of LexiQuest, no other contracting party to any Contract is now in material breach thereof or has breached the same in any material respect within the 12-month period prior to the date hereof; LexiQuest has no knowledge of any anticipated material breach thereof by any such party; and there are not now, nor have there been in the 12-month period prior to the date hereof, any disagreements or disputes between LexiQuest and any other party to any Contract relating to the validity or interpretation of such Contract or to the performance by any party thereunder.

     3.15 Product Warranties and Liabilities. Other than those warranties specifically designated as such in one of the Contracts, no LexiQuest Entity has given or made any express or implied warranties to third parties with respect to any sale or license of Assets licensed or sold or the performance of related services thereto. The reserve for future warranty claims shown in the Financial Statements as of the date thereof and the reserve for future warranty claims reflected in the consolidated books and records of LexiQuest as of the Closing Date (determined in a manner consistent with that used in the preparation of the Financial Statements) were, in each case, prepared in accordance with GAAP.

     3.16 Insurance. Section 3.16 of the LexiQuest Disclosure Schedule lists all of the insurance policies held by the LexiQuest Entities. All these policies are in the respective face amounts set forth in Section 3.16 of the LexiQuest Disclosure Schedule and such insurance is adequate and appropriate in accordance with customary business practices in the industry in which LexiQuest operates. Each of the insurance policies referred to in Section 3.16 of the

LexiQuest Disclosure Schedule is in full force and effect and all the premiums due prior to the date hereof with respect to such policies have been paid.

     3.17 Tax Matters.

          (a) The LexiQuest Entities have filed, within the prescribed period, all tax, customs and social security returns and tax, customs and social security reports required to be filed in respect of the activities of the LexiQuest Entities and have paid all taxes, customs or social security contributions due by them.

          (b) Except as set forth in Section 3.17 of the LexiQuest Disclosure Schedule, none of the LexiQuest Entities is a party to any action or proceeding by any tax authorities, custom authorities, social authorities or any other similar bodies for assessment and collection of taxes, customs or social security contributions or has received notice of any claim for such assessment and collection of taxes, customs or social security contributions in respect of their activities.

     3.18 Environmental and Safety Matters. Except for such failures to comply as will not, in the aggregate, have a material adverse effect on the Assets following the Closing, to the knowledge of LexiQuest, LexiQuest has complied in all material respects with all laws relating to environmental matters ("Environmental Laws") including, but not limited to: air pollution; water pollution; noise control; on-site or off-site solid waste storage, treatment, discharge, disposal or recovery; toxic and hazardous chemical reporting; or employee safety and hazardous material transportation training, information, reporting, and warning provisions. No notice of violation of or potential liability resulting from any such Environmental Laws, or orders with respect thereto, has been received by any LexiQuest Entity.

     3.19 Relations With Suppliers and Customers. None of the LexiQuest Entities are required to provide any bonding or other financial security arrangements in connection with any transaction with any customer or supplier. None of the LexiQuest Entities have received any notice that any customer or supplier of such LexiQuest Entity will not do business with SPSS after the consummation of the transactions contemplated hereby.

     3.20 Title to Assets; Use of Assets.

          (a) Except as set forth in Section 3.20 of the LexiQuest Disclosure Schedule, each LexiQuest Entity has good and marketable title to, or in the case of leased properties and assets, a valid leasehold interest in, and is in possession of or has control over, all of the Assets, free and clear of all liabilities, liens, security interests, mortgages, pledges, claims, judgments, exceptions, charges and encumbrances and obligations of every kind and nature.
Section 3.20 of the LexiQuest Disclosure Schedule identifies each lease of real property to which any of the LexiQuest Entities is a party. Each of the LexiQuest Entities is in compliance with each applicable lease and holds a valid leasehold interest in such real property free of any Liens, except in each case as would not, in the aggregate, have a Material Adverse Effect on LexiQuest. Except as indicated in Section 3.20 of the LexiQuest Disclosure Schedule, none of the Assets is held under any lease or conditional sales contract and all of the Assets are in good repair and operating condition (reasonable wear and tear expected); all of the computer programming will operate substantially in accordance with its documentation; and, to the knowledge of LexiQuest, there are no defects or other conditions with respect thereto which would necessitate repairs, reconditioning or replacement thereof.

          (b)  Except as set forth in Section 3.20 of the LexiQuest Disclosure
Schedule: (i) each of the LexiQuest entities has the exclusive right to use the Assets in the manner in which such Asset is currently being used in the operation of the business of the applicable LexiQuest Entity; (ii) the Assets are all of the assets necessary to carry on the business of the LexiQuest Entities as presently conducted; and (iii) the use of the Assets by each LexiQuest Entity in carrying on the business of such LexiQuest Entity as presently conducted does not violate any contract, agreement, law, statute, rule, regulation, order writ, judgment, injunction or decree applicable to any of the LexiQuest Entities or the Assets.

     3.21 Third-Party Components in Software Programs. LexiQuest has validly and effectively obtained the right and license to use, copy, modify and distribute any third-party programming and materials contained in LexiQuest's software products and the Technical Documentation pursuant to licenses from third parties as set forth in Section 3.21 of the LexiQuest Disclosure Schedule. Except as otherwise provided in Section 3.21 of the LexiQuest Disclosure Schedule, LexiQuest's software products and the Technical Documentation contain no other programming or materials in which any third party may claim superior, joint or common ownership, including any right or license, and, do not contain derivative works of any programming or materials not owned in their entirety by LexiQuest.

     3.22 Third-Party Interests or Marketing Rights in Software Programs. There are no contracts, agreements, licenses or other commitments or arrangements in effect with respect to the development, marketing, distribution, licensing, or promotion of LexiQuest's Intellectual Property with any independent salesperson, distributor, sublicensor, or other remarketer or sales organization, except for items identified in Section 3.22 of the LexiQuest Disclosure Schedule.

     3.23 Full Disclosure. No representation or warranty of LexiQuest to SPSS contained in this Agreement, and no statement contained in the disclosure schedules or any exhibit hereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

     3.24 Bank Accounts; Safe Deposit Boxes. Section 3.24 of the LexiQuest Disclosure Schedule sets forth the names and locations of all banks in which any of the LexiQuest Entities has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

                                   ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Except as set forth in the Shareholder disclosure schedule delivered by the Shareholder Representative to SPSS in connection with the execution of this Agreement (the "Shareholder Disclosure Schedule") (each section of which qualifies the correspondingly numbered paragraph of this Article 4 or such other numbered paragraph of this Article 4 as is specifically referenced in the Shareholder Disclosure Schedule), each Shareholder, severally and not jointly, represents and warrants to SPSS as to such Shareholder as follows:

     4.1  Authority; No Conflicts.

          (a) Shareholder has all requisite power, authority and legal right (corporate or otherwise) to enter into this Agreement and the other documents and agreements attached hereto to be entered into by such Shareholder (the Agreement, together with all such other documents and agreements, collectively, as to each Shareholder, respectively, the "Shareholder Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Shareholder Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action (corporate or otherwise) on the part of Shareholder. The Shareholder Transaction Documents have been or will be duly and validly executed and delivered by Shareholder and constitute or will constitute the valid and binding agreements of Shareholder, enforceable against Shareholder in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) Except as set forth in Section 4.1(b) of the Shareholder Disclosure Schedule, the execution and delivery of the Shareholder Transaction Documents by Shareholder and the consummation by Shareholder of the transactions contemplated hereby and thereby, will not (as applicable) (i) violate or conflict with the articles of incorporation or bylaws of Shareholder, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material contract to which such Shareholder is a party or by which such Shareholder is bound or subject that would reasonably be expected to impair substantially such Shareholder's ability to consummate the transactions contemplated by this Agreement, (iii) constitute a violation of any law, statute, rule or regulation to which Shareholder or such Shareholder's Shares are subject; (iv) violate any order, judgment or decree applicable to such Shareholder; or (v) have a Material Adverse Effect upon such Shareholder's LexiQuest Securities.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person is required in connection with the execution and delivery by such Shareholder of the Shareholder Transaction Documents or the performance by such Shareholder of the obligations to be performed by such Shareholder pursuant to the terms hereof or thereof.

     4.2 Title to Shares. Such Shareholder owns and has good and marketable title to such Shareholder's LexiQuest Securities, free and clear of any lien, pledge, claim, encumbrance, restriction or right of any third party of any kind. Except as set forth in Section 4.2 of the Shareholder Disclosure Schedule, such Shareholder has complete and unrestricted authority to sell such Shareholder's LexiQuest Securities and there are no trust agreements, shareholders' agreements, redemption agreements, buy-sell agreements, restrictive stock transfer agreements, voting trusts, proxies or similar agreements pertaining to the LexiQuest Securities which would preclude or require the consent of any person other than the Shareholder to the sale of such Shareholder's LexiQuest Securities as contemplated by this Agreement or that would give any person any right or interest in such Shareholder's LexiQuest Securities after the consummation of the transactions contemplated herein. At the Closing, such Shareholder will convey to SPSS good and marketable title to such Shareholder's LexiQuest Securities, free and clear of any lien, pledge, claim, encumbrance, restriction or right of any third party of any kind.

     4.3  Securities Laws.

          (a) Such Shareholder acknowledges that the sale and issuance of the Shares that may be delivered to such Shareholder hereunder will not have been registered pursuant to the Securities Act (defined in Section 14.12 hereof) and that such Shareholder will be acquiring the Shares for its own account for investment only and not with a view towards the resale or distribution of any part thereof and not with a view to or for sale in connection with any distribution thereof.

          (b) Such Shareholder is (i) an "accredited investor" as that term is defined in Rule 501 of Regulation D as presently in effect, (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and/or professional advisors (who are not affiliated with or compensated in any way by SPSS or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Shares.

          (c) Such Shareholder shall not sell or offer to sell all or any portion of the Shares except pursuant to registration of the Shares under the Securities Act or an exemption from registration requirements of federal and state securities laws.

          (d) Such Shareholder understands that SPSS is relying upon the truth and accuracy of, and such Shareholder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth herein in order to determine the availability of exemptions from the registration requirements of federal and state securities laws and the eligibility of such Shareholder to acquire any portion of the Shares.

          (e) Such Shareholder and its advisors have been furnished with all materials relating to the business, finances and operations of SPSS and materials relating to the offer and sale of the Shares which have been requested by such Shareholder. Such Shareholder and its advisors have been afforded the opportunity to ask questions of SPSS and have received complete and satisfactory answers to any such inquiries.

          (f) Such Shareholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares.

     4.4 Full Disclosure. No representation or warranty of such Shareholder to SPSS contained in this Agreement and no statement made by such Shareholder in the disclosure schedules or any exhibit hereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF SPSS

     Except as set forth in the SPSS disclosure schedule delivered by SPSS to LexiQuest and the Shareholders in connection with the execution of this Agreement (the "SPSS Disclosure Schedule") (each section of which qualifies the correspondingly numbered paragraph of this Article 5 or such other numbered paragraph of this Article 5 as is specifically referenced in the SPSS Disclosure Schedule), SPSS represents and warrants to LexiQuest and the Shareholders as follows:

     5.1 Organization, Standing and Power; Subsidiaries. SPSS is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where any failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect on SPSS.

     5.2  Capital Structure.

          (a) As of the date hereof, the authorized capital stock of SPSS consists of 50,000,000 shares of SPSS Common Stock. As of October 28, 2002, 16,760,754 shares of SPSS Common Stock were issued and outstanding and no shares of SPSS Common Stock were held in treasury by SPSS.

          (b) As of September 30, 2001, SPSS has reserved 3,149,445 shares of SPSS Common Stock for issuance upon the exercise of options granted under SPSS's Third Amended and Restated 1995 Equity Incentive Plan, 1999 Employee Equity Incentive Plan and Amended 1991 Stock Option Plan (collectively, the "SPSS Stock Option Plans"), and has granted options to acquire 3,037,930 shares of SPSS Common Stock upon the exercise thereof.

          (c) As of October 25, 2001, SPSS has not granted any warrants to acquire shares of SPSS Common Stock upon the exercise thereof.

          (d) All the outstanding shares of SPSS Common Stock have been duly authorized, and are validly issued, fully paid and nonassessable, and such shares of SPSS Common Stock have been issued in compliance with any preemptive rights. Except for the options identified in Section 5.2(b) above and as otherwise disclosed in Section 5.2 of the SPSS Disclosure Schedule, no options, warrants, subscriptions or purchase rights of any nature to acquire from SPSS, or commitments of SPSS to issue, shares of SPSS Common Stock or other securities are authorized, issued or outstanding, nor is SPSS obligated in any other manner to issue shares or rights to acquire any of its capital stock or other securities except as contemplated by this Agreement. Except as set forth in
Section 5.2 of the SPSS Disclosure Schedule, none of SPSS's outstanding securities or authorized capital stock are subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of SPSS, any stockholder or any other Person. Except as set forth in Section 5.2 of the SPSS Disclosure Schedule, there are no restrictions on the transfer of shares of SPSS Common Stock other than those imposed by relevant federal and state securities laws. The offer and sale of all SPSS Common Stock and other securities of SPSS issued before the date of this Agreement complied with or were exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto.

          (e) The shares of SPSS Common Stock, when issued in connection with this Agreement, will be (i) duly authorized, validly issued, fully paid and nonassessable, (ii) issued in compliance with any preemptive rights which have not been waived prior to the date of this Agreement, (iii) assuming the accuracy of the representations set forth in Section 4.3, issued in compliance with all applicable federal and state securities laws and (iv) free of any Liens.

          (f) No bonds, debentures, notes or other indebtedness of SPSS having the right to vote on any matters on which holders of capital stock of SPSS may vote ("SPSS Voting Debt") are issued or outstanding.

     5.3  Authority; No Conflicts.

          (a) SPSS has all requisite power and authority (corporate or otherwise) to enter into this Agreement and the other documents and agreements attached as exhibits hereto to be entered into by it (the Agreement, together with all such other documents and agreements, collectively, the "SPSS Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the SPSS Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of SPSS. No approval or consent of the stockholders of SPSS is required with respect to the consummation of the transactions contemplated by this Agreement. The SPSS Transaction Documents have been or will be duly executed and delivered by SPSS and constitute or will constitute the valid and binding agreements of SPSS, enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) The execution and delivery by SPSS of the SPSS Transaction Documents, and the consummation by SPSS of the transactions contemplated hereby and thereby, will not: (i) violate or conflict with SPSS's certificate of incorporation or bylaws; (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, franchise, permit, indenture, agreement, mortgage relating to borrowed money, instrument of indebtedness, or other obligation to which SPSS is a party or by which it is bound that would reasonably be expected to impair substantially such Shareholder's ability to consummate the transactions contemplated by this Agreement; (iii) constitute a violation of any law, statute, rule or regulation to which SPSS is subject; (iv) violate any order, judgment or decree applicable to SPSS or any of the properties or assets of SPSS; or (v) result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon the properties or assets of SPSS.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person, is required in connection with the execution and delivery by SPSS of the SPSS Transaction Documents or the performance by SPSS of the obligations to be performed by SPSS pursuant to the terms hereof or thereof.

     5.4 Board Approval. The Board of Directors of SPSS, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the "SPSS Board Approval"), has duly (i) determined that this Agreement and the transactions contemplated hereby are advisable and are fair to and in the best interests of SPSS and its stockholders and (ii) approved the execution and delivery of the SPSS Transaction Documents in the name and on behalf of SPSS and has authorized the performance by SPSS of all of SPSS's obligations pursuant to the SPSS Transaction Documents and the transactions contemplated hereby and thereby.

     5.5 Litigation; Compliance with Laws.

          (a) There are no Actions pending or, to the knowledge of SPSS, threatened, against or affecting SPSS which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on SPSS, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against SPSS which would, in the aggregate, reasonably be expected to have a Material Adverse Effect on SPSS. There is no Action pending, or to the knowledge of SPSS, threatened against or affecting SPSS which questions the validity of this Agreement or any action taken or to be taken by SPSS in connection with any of the transactions contemplated by this Agreement and neither SPSS nor its officers and directors has any knowledge of a fact or circumstance which could reasonably be expected to give rise to such an Action or threatened Action.

          (b) Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SPSS and SPSS holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of SPSS (the "SPSS Permits"). Except where the failures to so comply would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on SPSS, SPSS is in compliance with the terms of the SPSS Permits. Except for violations which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on SPSS, SPSS is not in violation of, and SPSS has not received any notices of violations with respect to, any laws, ordinances or regulations of any Governmental Entity.

     5.6 Reports and Financial Statements. None of the SPSS SEC Reports (as defined in Section 14.12 hereof), as of their respective dates (and, if amended or superseded by a later-dated document filed by SPSS with the SEC, then on the date of such filing), (i) contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) will fail to comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act (as defined in Section 14.12 hereof), as applicable. Each of the financial statements included in the SPSS SEC Reports (other than any of such financial statements which were identified as having been prepared on a "pro forma" or "as adjusted" basis) presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of SPSS and its consolidated Subsidiaries as of the respective dates of and for the respective periods covered by each of such financial statements. Except as otherwise noted therein and, subject, in the case of unaudited interim financial statements, to the absence of notes and normal year-end adjustments, all of the financial statements (other than any such financial statements which were identified as having been prepared on a "pro forma" or "as adjusted" basis) included in the SPSS SEC Reports were prepared in conformity with GAAP consistently applied, except as otherwise noted therein, during the periods covered. Each such SPSS SEC Report, as of its respective date (and as of the date of any subsequent amendment to any previously filed SPSS SEC Report), complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SPSS SEC Report.

     5.7 Full Disclosure. No representation or warranty to LexiQuest and the Shareholders contained in this Agreement, and no statement contained in the SPSS Disclosure Schedules, any certificate or exhibit hereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE 6
                           COVENANTS OF LEXIQUEST AND
                        (AS APPLICABLE) THE SHAREHOLDERS

     LexiQuest and, solely with respect to Sections 6.2, 6.3 and 6.4 hereof, the Shareholders hereby severally and not jointly agree as to the LexiQuest Entities, that (except as contemplated or permitted by this Agreement or to the extent that SPSS shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

     6.1 Covenants Relating to Conduct of Business. During the period from the date of this Agreement to the Closing Date:

          (a) Ordinary Course.

               (i) The LexiQuest Entities shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use commercially reasonable efforts to preserve intact their respective present lines of business, maintain their respective rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them, all to further the goal that their ongoing businesses shall not be impaired in any material respect; provided, however, that no action by the LexiQuest Entities with respect to matters specifically addressed by any other provision of this Section 6.1 shall be deemed a breach of this Section 6.1(a)(i) unless such action would constitute a breach of one or more of such other provisions.

               (ii) None of the LexiQuest Entities shall, and none of the LexiQuest Entities shall permit any of their Subsidiaries to, (A) enter into any licensing agreement other than licenses in connection with the sale of goods or services entered into in the ordinary course of business; (B) enter into any new line of business; (C) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than Permitted Capital Expenditures (as defined below) and obligations or liabilities in connection therewith, or; (D) enter into any contract, agreement or other arrangement for the sale of inventories or for the furnishing of services which contract, agreement or other arrangement involves expenditures in excess of $50,000 or which may give rise to commitments which may extend beyond twelve (12) months from the date of such contract, agreement or arrangement, unless such contract, agreement or arrangement can be terminated by the applicable LexiQuest Entities on not more than thirty (30) days' notice and without incurring an obligation to pay any material premium or penalty or suffering any other material detriment. As used herein, a "Permitted Capital Expenditure" is a capital expenditure (i) in an amount under $10,000 in any individual or group of related expenditures, or (ii) approved by SPSS (which approval will not be unreasonably withheld by SPSS and will be delivered within two business days of request by LexiQuest). During the period from the date of this Agreement to the Closing Date, LexiQuest shall, not later than the tenth
(10th) day of each calendar month, deliver to SPSS a schedule of capital expenditures made by or on behalf of any LexiQuest Entity in the immediately preceding calendar month.

          (b) Dividends; Changes in Share Capital. None of LexiQuest Entities shall, nor shall any of the LexiQuest Entities propose to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any class or series of their respective capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of any class or series of their respective capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of their respective capital stock or any securities or other rights exchangeable or convertible into or exercisable for any shares of their respective capital stock.

          (c) Issuance of Securities. None of the LexiQuest Entities shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of any class or series of their respective capital stock, any LexiQuest Voting Debt or any securities or other rights exercisable or convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares, LexiQuest Voting Debt or securities or other rights, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of LexiQuest Common Stock upon the exercise of LexiQuest Stock Options or in connection with other stock-based benefits plans where such LexiQuest Stock Options or other benefits were granted prior to the date of this Agreement, (ii) the issuance of LexiQuest Common Stock upon the exercise of LexiQuest Warrants, in each case in accordance with their terms as of the date of this Agreement, or such additional and/or different terms as shall have been accurately and completely described in a written statement delivered by the Shareholders to SPSS and approved in writing by SPSS prior to the effectiveness thereof, and (iii) issuances by a wholly-owned Subsidiary of LexiQuest of capital stock to such Subsidiary's parent or another wholly owned subsidiary of LexiQuest.

          (d) Governing Documents. Except to the extent required to comply with their respective obligations hereunder or with applicable law, none of the LexiQuest Entities shall amend or propose to so amend its respective articles of incorporation, bylaws or other governing documents.

          (e) No Acquisitions. None of the LexiQuest Entities shall acquire or agree to acquire, whether by means of a merger or consolidation with, the purchase or other acquisition of any equity interest in, the purchase or other acquisition of any substantial portion of the assets of, or by any other means, any corporation, partnership, association or other business organization or division thereof.

          (f) No Dispositions. None of the LexiQuest Entities shall sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of any LexiQuest Subsidiaries), other than the sale, lease or disposition of inventory in the ordinary course of business.

          (g) Investments; Indebtedness. None of the LexiQuest Entities shall
(i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) by LexiQuest or a LexiQuest Subsidiary to or in LexiQuest or any other LexiQuest Subsidiary or (y) pursuant to or in connection with any contract or other legal obligation binding on a LexiQuest Entity as of the date of this Agreement and identified in the LexiQuest Disclosure Schedule or (ii) create, incur, assume or suffer to exist any indebtedness (other than ordinary course trade payables), issuances of debt securities, guarantees, loans or advances not in existence as of, or exceeding the liability therefor, the date of this Agreement except pursuant to credit facilities, indentures and other borrowing arrangements in existence on the date of this Agreement and identified in the LexiQuest Disclosure Schedule, provided, however, that the amount of any such new or additional liabilities may not exceed $25,000 in the aggregate without the prior written consent of SPSS.

          (h) Compensation. None of the LexiQuest Entities shall increase the amount of compensation of any director, executive officer or employee, make any increase in or commitment to increase any employee benefits, issue any additional LexiQuest Stock Options, terminate or amend any existing employee benefit plan, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than (i) regularly scheduled contributions to any LexiQuest Benefit Plan in the ordinary course of business consistent with past practice, or (ii) as, and then only to the extent, necessary to satisfy an obligation existing as of the date of this Agreement and identified in the LexiQuest Disclosure Schedule.

          (i) Accounting Methods; Income Tax Election. Except as set forth in the LexiQuest Disclosure Schedule, LexiQuest shall not change its methods of accounting in effect at December 31, 2001, except as required by changes in GAAP as concurred in by LexiQuest's independent public accountants. LexiQuest shall not (i) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice.

          (j) Certain Agreements. None of the LexiQuest Entities shall enter into any agreements or arrangements that limit or otherwise restrict any LexiQuest Entity or any of their respective affiliates or any successor thereto, or that could, after the date of this Agreement, limit or restrict SPSS or any of its affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area which agreements or arrangements, individually or would, in the aggregate, reasonably be expected to have a Material Adverse Effect on SPSS and its Subsidiaries taken together, after giving effect to the transactions contemplated by this Agreement.

          (k) No Related Actions. LexiQuest will not, and will not permit any of its Subsidiaries to, agree or commit to any of the foregoing.

          (l) Involuntary Terminations. From the date of this Agreement to the Closing Date, none of the LexiQuest Entities will involuntarily terminate the employment of any officer or other employee without the prior written (except as provided in subsection (ii) below) consent of SPSS, which consent (i) shall not be unreasonably withheld, and (ii) shall be deemed to have been given if SPSS does not object to such termination prior to the close of business on the second business day following the date on which it received written notification from the applicable LexiQuest Entity of the proposed termination.

     6.2 Control of Other Party's Business. Each of LexiQuest and the Shareholders releases SPSS from any liability or damage based upon a claim that the exercise of SPSS's rights pursuant to this Article 6 or any other provision of this Agreement constitutes the control of the business of any of the LexiQuest Entities. Each of LexiQuest and the Shareholders acknowledge that the foregoing sentence shall not be construed to limit the exercise of any right by SPSS pursuant to this Agreement.

     6.3 Acquisition Proposals.

          (a) Without limitation on any of LexiQuest or the Shareholders' other obligations under this Agreement, LexiQuest and the Shareholders agree that neither LexiQuest nor any of its Subsidiaries nor any of the officers and directors of LexiQuest or its Subsidiaries shall, and that they shall cause LexiQuest and LexiQuest's Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by LexiQuest or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer by any Person (other than as contemplated by this Agreement) with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving any of the LexiQuest Entities, or any purchase or sale of the consolidated assets (including without limitation stock of Subsidiaries) of such party and its Subsidiaries, taken as a whole, (any such proposal or offer (other than a proposal or offer made by the other party or an affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"). LexiQuest and the Shareholders further agree that neither LexiQuest nor any of its Subsidiaries nor any of the officers and directors of LexiQuest or its Subsidiaries shall, and they shall cause LexiQuest and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, engage in any negotiations concerning an Acquisition Proposal, knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal.

          (b) LexiQuest and the Shareholders agree that they will, and will cause the officers, directors and representatives of LexiQuest and each of its Subsidiaries to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. Nothing in this Section 6.3 shall (x) permit the Shareholders to terminate this

Agreement (except as specifically provided in Article 12 hereof) or (y) affect any other obligation of LexiQuest or the Shareholders under this Agreement.

     6.4 Confidentiality; Non-Solicitation.

          6.4.1 LexiQuest and the Shareholders understand and agree that the business of SPSS, among other things, concerns proprietary computer software programs and related documentation which will include, after the acquisition contemplated by this Agreement, the proprietary computer software programs and related documentation constituting a portion of the Assets. LexiQuest and the Shareholders understand that in the course of its dealings with SPSS, SPSS and/or its subsidiaries or affiliates may provide LexiQuest with, or access to, its software (including, without limitation, source listings therefor), as well as confidential and/or proprietary prospect and customer lists, data, research, specifications, memoranda, files, records, plans, concepts, flow charts, drawings, designs, descriptions, formulations, trade secrets and other confidential and/or proprietary information and property, including but not limited to, information regarding SPSS operations, businesses, affairs, management and market structure (all of the foregoing collectively referred to as the "Confidential Property"). Confidential Property shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosures; (iv) is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Property, as shown by documents and other competent evidence in the receiving party's possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

          6.4.2 LexiQuest and the Shareholders will regard and preserve as confidential and as trade secrets all of the Confidential Property. Except as may be required by law, any governmental agency or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), neither LexiQuest nor the Shareholders will, directly or indirectly, communicate or divulge to, or use for the benefit of itself or any other person, firm, association or corporation, without the prior written consent of SPSS, any Confidential Property. The Confidential Property shall remain the sole and exclusive property of SPSS, and upon request by SPSS for any reason whatsoever, LexiQuest shall promptly return any and all Confidential Property in its possession or control to SPSS.

          6.4.3 LexiQuest shall have no right, title or interest of any kind or nature in any of the Confidential Property or any proceeds therefrom.

          6.4.4 During the twelve (12) month period following the Closing Date, LexiQuest will not employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of SPSS.

          LexiQuest and the Shareholders further agree that the limitations set forth in this Section 6 (including, without limitation, any time or territorial limitations) are reasonable and properly required for the adequate protection the business of SPSS (and its affiliates). In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, LexiQuest and the Shareholders agree to the reduction of the territorial or time limitation to the area or period which such court shall have deemed reasonable. It is understood and agreed that the covenants made by LexiQuest herein relating to confidentiality shall survive the expiration or termination of this Agreement.

                                   ARTICLE 7
                                MUTUAL COVENANTS

     Each of the parties hereto covenants as follows:

     7.1 Confidentiality. Except as authorized pursuant to Section 7.2 below, and subject to SPSS's policy on treatment of confidential or other information, each of the parties agrees: (i) to hold any proprietary or confidential information of any other party and the terms of this Agreement (collectively, the "Confidential Information") in strict confidence, (ii) to not disclose any of the Confidential Information to any third party or to any such party's directors, officers, employees, agents or representatives other than those who need to know and/or have access to such Confidential Information in connection with the performance of their duties pursuant to this Agreement; (iii) to use the Confidential Information only in furtherance of the consummation of the transactions contemplated hereby and, with respect to SPSS, the utilization of the Assets after the Closing; and (iv) to return to the other party or destroy or delete, at such other party's election, all of the relevant portions of any of the documents and other materials embodying Confidential Information (including all copies thereof) in such party's possession upon termination of this Agreement. Notwithstanding the foregoing, such restrictions shall not apply to information which: (A) is generally known to and available for use within the trade or by the public at the time of disclosure to the other party; (B) becomes generally known to and available for use within the trade or by the public other than as a result of a breach of the other party's duty of confidentiality hereunder; (C) is required to be disclosed by law or pursuant to a court order, subject to prompt prior written notice by the party subject to such law or receiving such court order to the other party of such potential disclosure and the other party's right to prevent or otherwise limit such disclosure within the bounds of the law or court order; and (D) is authorized to be used and/or disclosed to third parties by one party in writing, subject to execution of a confidentiality agreement acceptable to such party by the third party.

     7.2 Publicity. SPSS and LexiQuest shall use commercially reasonable efforts to develop a joint communications plan and SPSS and LexiQuest shall use commercially reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, neither SPSS nor LexiQuest shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party. In addition to the foregoing, neither SPSS nor LexiQuest shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

     7.3 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the transactions contemplated by this Agreement and to fulfill and cause to be fulfilled the conditions to closing under this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the transactions contemplated by this Agreement and (ii) taking all commercially reasonable steps as may be necessary to obtain all such material consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals.

     7.4 Cooperation. The parties agree to cooperate for all other reasonable purposes after the Closing, including with respect to any audit by any taxing authority of any of the income tax or other tax returns of LexiQuest.

     7.5 Expenses. All Expenses (defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses. Notwithstanding the foregoing, SPSS shall pay up to $30,000.00 of the fees and expenses of counsel, accountants, investment bankers, experts and consultants (the "Professional Fees") incurred by LexiQuest in connection with this Agreement and the transactions contemplated hereby. As used in this Agreement, "Expenses" includes all commercially reasonable out-of-pocket expenses (including, without limitation, the Professional Fees) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

     7.6 Further Assurances. From and after the date of this Agreement, upon request of any party hereto, the parties hereto, as applicable, without further cost or expense to the requesting party, shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the transactions contemplated hereby, as long as such action is not inconsistent with this Agreement.

                                   ARTICLE 8
                    CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS

     The obligation of the Shareholders to consummate the transactions contemplated by this Agreement is subject to the satisfaction on or prior to the Closing Date of the following conditions:

     8.1 Representations and Warranties. Each of the representations and warranties of SPSS set forth in this Agreement shall be true and accurate in all material respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

     8.2 Performance. SPSS shall have performed or complied in all material respects with all covenants, agreements and obligations contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date (including, without limitation, the closing deliveries required by Article 10 hereof).

     8.3 Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions of any kind required to be made or obtained by SPSS in connection with the consummation of the transactions contemplated by, and the performance by SPSS of its obligations under, this Agreement shall have been made or obtained and all applicable waiting periods shall have expired or been waived or terminated, in each case upon terms and conditions reasonably satisfactory to LexiQuest.

     8.4 No Injunctions, Litigation or Restraints, Illegality. No laws shall have been adopted or promulgated, no actions pending or threatened, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect which have the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

     8.5 Approval. SPSS shall have obtained the approval of its Board of Directors of this Agreement and the transactions contemplated thereby.

     8.6 No Material Adverse Change. There shall not have occurred since the date hereof any event which has a Material Adverse Effect with respect to SPSS.

                                   ARTICLE 9
                        CONDITIONS TO OBLIGATIONS OF SPSS

     The obligation of SPSS to consummate the transactions contemplated by this Agreement is subject to the satisfaction on or prior to the Closing Date of the following conditions:

     9.1 Representations and Warranties. Each of the representations and warranties of LexiQuest in Article 3 and the Shareholders in Article 4 (as applicable) shall be true and accurate in all material respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

     9.2 Performance. LexiQuest and (as applicable) the Shareholders shall have performed or complied in all material respects with all covenants, agreements and obligations contained in this Agreement that are required to be performed or complied with by them on or before the Closing Date (including, without limitation, the closing deliveries required by Article 10 hereof).

     9.3 Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions of any kind listed on Section 3.3 of the LexiQuest Disclosure Schedule or otherwise required to be made or obtained by LexiQuest or any Shareholder in connection with the consummation of the transactions contemplated by, and the performance by LexiQuest and the Shareholders of their obligations under, this Agreement shall have been made or obtained and all applicable waiting periods, including, but not limited to, those set forth in Articles 5, 6 and 7 of the LexiQuest Shareholders' Agreement, shall have expired or been waived or terminated, in each case upon terms and conditions reasonably satisfactory to SPSS.

     9.4 No Injunctions, Litigation or Restraints, Illegality. No laws shall have been adopted or promulgated, no actions pending or threatened, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect which have the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

     9.5 No Material Adverse Change. There shall not have occurred since the date hereof any event which has a Material Adverse Effect with respect to the LexiQuest Entitles.

     9.6 Debt Forgiveness. Oak Investment Partners VI L.P. and Oak VI Affiliates Fund L.P. (collectively, the "Oak Entities") and Worldview Technology Partners II L.P., Worldview Technology International II L.P. and Worldview Strategic Partners II L.P. (collectively, the "Worldview Entities") shall have agreed to forgive all sums owed by LexiQuest to the Oak Entities and the Worldview Entities, respectively (collectively, the "Oak/Worldview Debt"), effective as of such time as the Escrow Agent receives all sums due under Section 2.4(a)(i) hereof.

                                   ARTICLE 10
                               CLOSING DELIVERIES

     The following deliveries shall be made at the Closing:

     10.1 Closing Deliveries of LexiQuest. LexiQuest or the Shareholders, as the case may be, shall deliver the following to SPSS at the Closing:

          (a) Consents. Evidence reasonably satisfactory to SPSS and its counsel that all consents and approvals required to be obtained by LexiQuest and any Shareholder in connection with the transactions contemplated by this Agreement and listed on Schedule 10.1(a) hereto, have been obtained.

          (b) Closing Certificate. A Closing Certificate, dated as of the Closing Date, executed by the chief executive officer of LexiQuest acknowledging that LexiQuest has fulfilled its obligations under Sections 9.1 and 9.2 hereof.

          (c) Secretary's Certificate. A copy of the Articles of Incorporation of LexiQuest certified by the President of LexiQuest.

          (d) Stock Transfer Orders. Executed stock transfer orders representing the LexiQuest Securities.

          (e) Bank Accounts; Safe Deposit Boxes. Signature cards, banking resolutions and/or all other instruments necessary to transfer to SPSS ownership of each of the bank accounts and safe deposit boxes maintained by the LexiQuest Entities at the banks listed on Section 3.24 of the LexiQuest Disclosure Schedule and to designate new authorized signatories with respect to each such bank account and safe deposit box.

          (f) Records. All of the books and records of each of the LexiQuest Entities, including, without limitation, the stock transfer and minute books and financial records.

          (g) Resignations. The resignation of each person acting as an officer and/or director of any of the LexiQuest Entities immediately prior to Closing.

          (h) Evidence of Debt Forgiveness. Evidence that the Oak Entities and the Worldview Entities have agreed to forgive the Oak/Worldview Debt, effective as of such time as the Escrow Agent receives all sums due under Section 2.4(a)(i) hereof.

          (i) Escrow Agreement. A copy of the Escrow Agreement duly executed by the Shareholder Representative.

     10.2 Closing Deliveries of SPSS. SPSS shall deliver to LexiQuest the following:

          (a) Certificate. A stock certificate evidencing the Shares.

          (b) Consents. All consents and approvals required in connection with the performance by SPSS of its obligations under this Agreement and the consummation by SPSS of the transactions contemplated hereby and thereby.

          (c) Closing Certificate. A Closing Certificate, dated as of the Closing Date, executed by the chief executive officer of SPSS acknowledging that SPSS has fulfilled its obligations under Sections 8.1 and 8.2 hereof.

          (d) Secretary's Certificate. A certificate of the Secretary or an Assistant Secretary of SPSS which shall contain the following: (i) a copy of the resolutions of the Board of Directors of SPSS providing for the approval of this Agreement and the transactions contemplated hereby; (ii) a certified copy of the Certificate of Incorporation, as amended as of the Closing Date, of SPSS; (iii) a copy of the Bylaws of SPSS, which have been certified by the Secretary of SPSS to be true, complete and correct in every respect; and (iv) an identification of the officers of SPSS authorized to sign the Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by SPSS or any of its officers, together with the true signatures of each such officer.

          (e) Good Standing Certificate. A certificate of the Secretary of State of the State of Delaware as to the due incorporation and good standing of SPSS.

          (f) Escrow Agreement. A copy of the Escrow Agreement duly executed by SPSS.

                                   ARTICLE 11
                    SURVIVAL AND INDEMNIFICATION; AND ESCROW

     11.1 Survival of Representations and Warranties; Covenants. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the Closing for a period of one (1) year, regardless of any investigation made by or on behalf of any party, except for the representations and warranties contained in Section 3.2, 4.2 and 5.2, which shall survive indefinitely, and the representations and warranties contained in Sections 3.5, 3.17, 5.5 and 5.6, which in each case shall survive until such time as the Second Contingent Payment is made, or it is determined that the Shareholders are not entitled to such Second Contingent Payment, pursuant to
Section 2.1(b)(ii) hereof, except if such representation or warranty proves to be untrue due to fraud of the applicable party. All covenants contained herein shall survive until performed fully.

     11.2 Indemnification by Shareholders.

          (a) The Shareholders agree to indemnify and hold SPSS and its affiliates and the respective officers, directors, employees, agents and representatives of each of the foregoing (collectively, the "Representatives") harmless from and against any and all costs, expenses, losses, claims, damages, penalties, fines, liabilities and obligations whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) (individually, a "Loss," and collectively, "Losses") arising out of or relating to (i) any breach of any representation or warranty set forth herein, or set forth in any closing certificate or other document attached hereto as an exhibit and (ii) any breach of any covenant or obligation of LexiQuest or the Shareholders contained in this Agreement, or set forth in any closing certificate or other document attached hereto as an exhibit. Notwithstanding anything to the contrary contained in this Agreement, SPSS shall not be entitled to indemnification with respect to Losses under this Section 11.2 (the "SPSS Damages") unless the cumulative amount of the SPSS Damages exceeds an aggregate of $250,000. If the SPSS Damages exceed such $250,000 threshold, then SPSS may seek indemnification hereunder for the entire claim, including such $250,000 threshold amount. For the avoidance of doubt, the parties hereby acknowledge and agree that the Shareholders and not LexiQuest shall be solely responsible to indemnify SPSS for any SPSS Damages.

     11.3 Indemnification Procedure.

          (a) An indemnified party under Section 11.2 of this Agreement shall give prompt written notice to the Shareholder Representative (when and to the extent that the indemnified party has actual knowledge thereof) of any condition, event or occurrence or the commencement of any action, suit or proceeding for which indemnification may be sought, and the Shareholder Representative, through counsel reasonably satisfactory to the indemnified party, shall assume the defense thereof or other indemnification obligation with respect thereto; provided, however, that any indemnified party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice but at its own expense; and provided, further, that any indemnified party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice at the expense of the Shareholders, if, under applicable canons of ethics, joint representation of the parties presents a conflict of interest. In any event, if the Shareholder Representative fails to assume the defense within a reasonable time, the indemnified party may assume such defense or other indemnification obligation and the reasonable fees and expenses of its attorneys will be covered by the indemnity provided for hereunder. No action, suit or proceeding for which indemnification may be sought shall be compromised or settled in any manner which might adversely affect the interests of the Shareholders without the prior written consent of the Shareholder Representative(which shall not be unreasonably withheld or delayed); provided, however, that SPSS may settle any claim or cause of action without the Shareholder Representative's consent, but in such case the Shareholder's shall not be required to reimburse SPSS for its Losses except and to the extent that the results of arbitration conducted in accordance with Section 14.7 hereof determines that the Shareholders must indemnify SPSS therefor. Notwithstanding anything in this Section 11.3 to the contrary, the Shareholder Representative shall not, without the prior written consent of the indemnified party, (i) settle or compromise any action, suit or proceeding or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such action, suit or proceeding or (ii) settle or compromise any action, suit or proceeding in any manner that may materially and adversely affect the indemnified party other than as a result of money damages or other money payments. The Shareholders shall pay all expenses, including attorneys' fees, that may be incurred by any indemnified party in enforcing the indemnity provided for hereunder.

     11.4 Indemnification by SPSS. SPSS agrees to indemnify and hold the Shareholders, their respective affiliates and their respective officers, directors, employees, agents and representatives of each of the foregoing harmless from and against any and all Losses relating to (i) any breach of any representation or warranty of SPSS set forth in this Agreement or set forth in any closing certificate or other document attached hereto as an exhibit and
(iii) any breach of any covenant or obligation of SPSS contained in this Agreement or in any document attached hereto as an exhibit. Notwithstanding anything to the contrary contained in this Agreement, the Shareholders shall not be entitled to indemnification with respect to Losses under this Section 11.4 (the "Shareholder Damages") unless the cumulative amount of the Shareholder Damages exceeds an aggregate of $250,000. If the Shareholder Damages exceed such $250,000 threshold, then the Shareholders may seek indemnification hereunder for the entire claim, including such $250,000 threshold amount.

     11.5 Indemnification Procedure.

          (a) An indemnified party under Section 11.4 of this Agreement shall give prompt written notice to SPSS (when and to the extent that the indemnified party has actual knowledge thereof) of any condition, event or occurrence or the commencement of any action, suit or proceeding for which indemnification may be sought, and SPSS, through counsel reasonably satisfactory to the indemnified party, shall assume the defense thereof or other indemnification obligation with respect thereto; provided, however, that any indemnified party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice but at its own expense. In any event, if SPSS fails to assume the defense within a reasonable time, the indemnified party may assume such defense or other indemnification obligation and the reasonable fees and expenses of its attorneys will be covered by the indemnity provided for in Section 11.4. No action, suit or proceeding for which indemnification may be sought shall be compromised or settled in any manner which might adversely affect the interests of SPSS without the prior written consent of SPSS (which shall not be unreasonably withheld). Notwithstanding anything in this Section 11.5 to the contrary, SPSS shall not, without the prior written consent of the indemnified party, (i) settle or compromise any action, suit or proceeding or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such action, suit or proceeding or (ii) settle or compromise any action, suit or proceeding in any manner that may materially and adversely affect the indemnified party other than as a result of money damages or other money payments. SPSS shall pay all expenses, including attorneys' fees, that may be incurred by any indemnified party in enforcing the indemnity provided for in Section 11.4.

     11.6 Liability Ceiling. Notwithstanding any provision in this Agreement to the contrary, the maximum aggregate liability of the Shareholders and SPSS, respectively, under this Agreement shall be limited as follows:

          (a) Maximum Liability of Shareholders. The maximum aggregate liability of the Shareholders shall be limited to the aggregate dollar amount of the Purchase Price received by Shareholders hereunder (less any indemnification liability of the Shareholders paid or payable under Section 2.5(d) hereof) and the maximum aggregate liability of a particular Shareholder hereunder shall be limited to the aggregate dollar amount of the Purchase Price received by such Shareholder hereunder (less the indemnification liability of such Shareholder under Section 2.5(d) hereof).

          (b) Maximum Liability of SPSS. The maximum liability of SPSS shall be limited to the Purchase Price paid or payable by SPSS to the Shareholders pursuant to Section 2.1 hereof.

     11.7 Escrow. The Guaranteed Payment (the "Escrow Amount") shall be placed in escrow pursuant to an Escrow Agreement in the form attached hereto as Exhibit B (the "Escrow Agreement"). The Escrow Agreement shall be in customary form and shall provide, among other things: (a) that the term of the escrow shall be one
(1) year (the "Escrow Period"); (b) that the Escrow Amount shall be available to satisfy the claims brought against the Shareholders under Section 11.2 during the Escrow Period; and (c) that, following termination of the Escrow Period, the balance of the Escrow Amount shall be distributed to the Shareholders in accordance with their share of the Purchase Price as indicated on Schedule 11.7 hereto.

     11.8 Offset. Any indemnification for Losses may be offset against the Contingent Payments when and if the same become due and payable hereunder.

                                   ARTICLE 12
                          SHAREHOLDERS' REPRESENTATIVE

     12.1 Shareholder Representative; Power of Attorney.

          (a) The Shareholders hereby appoint Oak Investment Partners VI L.P. ("Oak") as Shareholder Representative hereunder, to exercise the powers on behalf of the Shareholders set forth in this Agreement; and Oak hereby accepts such appointment.

          (b) Each Shareholder, by his or her execution of this Agreement, hereby constitutes and appoints Shareholder Representative his or her true and lawful attorney in fact, with full power in his name and on his or her behalf:

               (i) to act, in the absolute discretion of the Shareholder Representative, on such Shareholders' behalf in accordance with the terms of this Agreement and the Escrow Agreement including, without limitation, the power to contest or accept the determination of the Purchase Price; to amend this Agreement; to consent on the assignment of rights under this Agreement; to give and receive notices on behalf of all the Shareholders; and to act on the Shareholders' behalf in connection with any matter arising under Article 11 hereof;

               (ii) in general, to do all things and to perform all acts, including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement or the Escrow Agreement; provided however, Shareholder Representative shall not have the powers set forth in this Section 12.1(b)(ii) with respect to any employment agreement or consulting agreement executed by and between any Shareholder and SPSS.

          This power of attorney, and all authority hereby conferred, is granted subject to the interests of all of the Shareholders and SPSS hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Shareholder or by operation of law, whether by the death or incapacity of any Shareholder or by the occurrence of any other event.

                                   ARTICLE 13
                                   TERMINATION

     13.1 Termination. This Agreement may be terminated at any time after the date of this Agreement and prior to the Closing:

          (a) By mutual written consent of LexiQuest and Board of Directors of SPSS;

          (b) By SPSS if (i) LexiQuest or the Shareholders commit a breach of any provision of this Agreement and such breach shall not have been cured within thirty (30) days after written notice thereof shall have been received by the Shareholders, and (ii) such breach or failure to cure such breach shall have a Material Adverse Effect on LexiQuest (provided that SPSS is not also in material breach of any provision of this Agreement; and provided further, that no cure period shall be provided for a breach which by its nature cannot be cured);

          (c) By LexiQuest if (i) SPSS commits a breach of any provision of this Agreement and such breach shall not have been cured within thirty (30) days after written notice thereof shall have been received by SPSS, and (ii) such breach or failure to cure such breach shall have a Material Adverse Effect on SPSS (provided that the Shareholders are not also in material breach of any provision of this Agreement; and provided further, that no cure period shall be provided for a breach which by its nature cannot be cured);

          (d) By either SPSS or LexiQuest if the Closing shall not have occurred on or before ninety (90) days following the date of this Agreement unless (i) the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform, in all material respects, each of its obligations under this Agreement required to be performed by it at or prior to the Closing, or (ii) the parties hereto mutually agree in writing to a later date.

     13.2 Effect of Termination. In the event this Agreement is terminated by either SPSS or LexiQuest to Section 13.1 hereof, this Agreement shall thereafter become void and there shall be no liability or obligation on the part of SPSS, LexiQuest or the Shareholders, except that each party shall continue to be responsible for breach of this Agreement as provided in Article 11 hereof and except that nothing herein shall relieve any party from its obligations under
Section 7.1, Section 7.5, Article 13 and Article 14 hereof.

                                   ARTICLE 14
                                  MISCELLANEOUS

     14.1 Amendment and Modification. Subject to applicable law, this Agreement may not be amended, modified and supplemented except by written agreement of the parties.

     14.2 Waiver of Compliance. Any failure of SPSS, LexiQuest or the Shareholders to comply with any obligation herein may be expressly waived hereunder, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any waiver must be in writing and duly executed by the appropriate parties.

     14.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a) If to SPSS to:

                 SPSS Inc.
                 233 South Wacker Drive
                 Chicago, Illinois  60606
                 Fax:  (312) 651-3558
                 Attention:  Jack Noonan, President and Chief Executive Officer

                 SPSS Inc.
                 233 South Wacker Drive
                 Chicago, Illinois  60606
                 Fax:  (312) 651-3828
                 Attention:  Tony Ciro, Esq.

                 with a copy to:

                 Ross & Hardies
                 150 North Michigan Avenue
                 Chicago, Illinois  60601
                 Fax:  (312) 750-8600
                 Attention:  Lawrence R. Samuels, Esq.
                             David S. Guin, Esq.


          (b) If to the Shareholder Representative, to:

                 Oak Investment Partners
                 525 University Avenue, Suite 1300
                 Palo Alto, California  94301
                 Fax:  (650) 328-6345
                 Attention:  Virginia Eddington


          (c) If to a Shareholder, to such Shareholder's address as indicated beneath such Shareholder's signature to this agreement.

     14.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law and except that SPSS may assign its rights and obligations under this Agreement to any other entity wholly owned by SPSS. If such assignment shall be made by SPSS, the assignee shall be entitled to all of the rights and shall assume all of the obligations of SPSS hereunder, provided, that SPSS shall remain liable for and guarantee the performance of such entity's obligations under this Agreement.

14.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     14.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of law doctrine. The parties hereto expressly submit themselves to the non-exclusive jurisdictions of the State and Federal Courts of Illinois for the resolution of any disputes which may arise under or with respect to compliance with this Agreement.

     14.7 Arbitration. Except for disputes to be handled under Section 2.3 hereof, any dispute as to any claims under this Agreement shall be settled by arbitration in Chicago, Illinois by three arbitrators, one of whom shall be appointed by the Shareholder's Representative, one by SPSS and the third of whom shall be appointed by the first two arbitrators. If either party fails to appoint an arbitrator within 30 days of a request in writing by the other party to do so or if the first two arbitrators cannot agree on the appointment of a third arbitrator within 20 days of their designation, then such arbitrator shall be appointed by the Chief Judge of the United States District Court for the District of Illinois. Except as to the selection of arbitrators which shall be as set forth above, the arbitration shall be conducted promptly and expeditiously in accordance with the commercial arbitration rules of the American Arbitration Association so as to enable the arbitrators to render an award within 90 days of the commencement of the arbitration proceedings. Any award issued as a result of arbitration shall be final and binding on the parties, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that any award issued as a result of arbitration shall be reviewable de novo by a court of competent jurisdiction for errors of law. The costs of the arbitration and the arbitrator shall be allocated as provided in the results of the arbitration.

     14.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.9 Third Parties. Nothing herein shall be construed to confer upon or give to any party other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     14.10 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, covenants, representations or warranties, whether oral or written, by any party hereto.

     14.11 Headings. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     14.12 Definitions. As used in this Agreement:

          (a) "Assets" means all of the assets of each of the LexiQuest
Entities.

          (b) "Beneficial ownership" or "beneficially own" shall have the meaning under Section 13 (d) of the Exchange Act.

          (c) "Benefit Plans" means, with respect to any Person, each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) in effect on the date of this Agreement or disclosed on the LexiQuest Disclosure Schedule or the SPSS Disclosure Schedule, as the case may be, to which such Person or its Subsidiary is a party, which is maintained or contributed to by such Person, or with respect to which such Person could incur material liability under Section 4069, 4201 or 4212 (c) of ERISA.

          (d) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

          (e) "Business Day" means any day on which banks are not required or authorized to close in the City of Chicago, Illinois.

          (f) "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          (g) "DGCL" means the Delaware General Corporation Law, as amended.

          (h) "Escrow Agent" means the Escrow Agent appointed pursuant to the Escrow Agreement.

          (i) "Escrow Agreement" means that certain Escrow Agreement dated as of the date hereof by and among SPSS, the Shareholder Representative and the Escrow Agent.

          (j) "Environmental Laws" means any and all federal, state, foreign, interstate, local or municipal laws, rules, regulations, statutes, ordinances and codes of any Governmental Entity regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health, safety or the environment, as currently in effect, and includes the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.ss.9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss.1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901, et seq., the Clean Water Act; 33 U.S.C.ss.ss. 1251, et seq., the Clean Air Act, 33 U.S.C.ss.ss.2601, et seq., the Toxic Substances Control Act, 15 U.S.C.ss.ss. 2601, et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.ss.136, et seq., Occupational Safety and Health Act 29 U.S.C.ss.ss.651, et seq. and the Oil Pollution Act of 1990, 33 U.S.C.ss.ss.2701, et seq., and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (l) "GAAP" means the United States Generally Accepted Accounting Principles.

          (m) "Governmental Entity" means any national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

          (n) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          (o) "Hazardous Materials" means any materials or wastes, defined or regulated as hazardous, toxic, a pollutant, a contaminant or dangerous in or under any Environmental Laws which includes petroleum, petroleum products, friable asbestos, urea formaldehyde, radioactive materials and polychlorinated biphenyls.

          (p) "Intellectual Property" means software, trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; proprietary information and trade secrets (as defined under the Illinois Trade Secrets Act); and copyrights and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof, any similar intellectual property or proprietary rights.

          (q) "Known" or "knowledge" means, with respect to any party, the knowledge of such party's executive officers after reasonable inquiry.

          (r) "LexiQuest Shareholders' Agreement" means that certain Shareholders' Agreement, dated May 5, 2000, by and among LexiQuest and each of the Shareholders that is a party thereto, as amended on November 28, 2001.

          (s) "Material Adverse Effect" means, with respect to any entity any event, change, or occurrence that has a materially adverse effect on (i) the business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole, other than any event, change or occurrence relating (u) to a worsening of current conditions caused by acts of terrorism or war (whether or not declared) occurring after the date of this Agreement, (v) to the economy or financial markets in general, (w) in general to the industries in which such entity operates and not specifically relating to (or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on) such entity, (x) to the announcement of the transactions contemplated by this Agreement, (y) absent any other change, the value of the share price of either party, or (z) with respect to LexiQuest, (1) to a failure, absent any other change, to achieve any particular revenue or operating income level or (2) to actions taken by LexiQuest at the request of or with the approval of SPSS, or (ii) the ability of such entity to consummate the transactions contemplated by this Agreement. All references to Material Adverse Effect on SPSS or its Subsidiaries contained in this Agreement shall be deemed to refer solely to SPSS and its Subsidiaries without including its ownership of LexiQuest and its Subsidiaries after the transactions contemplated by this Agreement.

          (t) "the other party" means, with respect to LexiQuest, SPSS and means, with respect to SPSS, LexiQuest.

          (u) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (v) "SEC" means the Securities and Exchange Commission.

          (w) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          (x) "Shareholder Representative" means the individual(s) or entity(ies) appointed pursuant to Section 12.1 hereof.

          (y) "SPSS SEC Reports" means each report, registration statement and definitive proxy statement filed by SPSS with the SEC since January 1, 2001.

          (z) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first written above.

                                    SPSS INC.


                                    By: /s/ JACK NOONAN
                                       -----------------------------------------
                                    Name:  Jack Noonan
                                    Title: President and Chief Executive Officer




                                    LEXIQUEST, S.A.


                                    By: /s/ BRUNO HENRY
                                       -----------------------------------------
                                    Name:   Bruno Henry
                                         ---------------------------------------
                                    Title:   CEO
                                          --------------------------------------

                                 /s/ JEANNE LARKIN HENRY
                                 --------------------------------------------
                                 For: Atlas Venture Fund III L.P.

                                 By:  Atlas Venture Associates III L.P.
                                 its General Partner

                                 By: Atlas Venture Associates III Inc.
                                 its General Partner

                                 By: Jeanne Larkin Henry

                                 /s/ JEANNE LARKIN HENRY
                                 -----------------------------------------------
                                 For: Atlas Venture Entrepreneurs' Fund III L.P.

                                 By: Atlas Venture Associates III L.P.
                                 its General Partner

                                 By: Atlas Venture Associates III Inc.
                                 its General Partner

                                 By: Jeanne Larkin Henry

                                    /s/  FREDRIC W. HARMAN
                                    --------------------------------------------
                                    For: Oak Investment Partners VI L.P.

                                    By:  Oak Associates VI L.L.C.
                                    its General Partner

                                    By:  Mr. Fredric W. Harman

                                    /s/  FREDRIC W. HARMAN
                                    --------------------------------------------
                                    For: Oak VI Affiliates Fund L.P.

                                    By:  Oak Associates VI L.L.C.
                                    its General Partner

                                    By:  Mr. Fredric W. Harman

                                    /s/  ROGER DECOT
                                    --------------------------------------------
                                    For: Codexi

                                    By:  Mr. Roger Decot

                                    /s/ BRUNO HENRY
                                    --------------------------------------------
                                    Bruno Henry

                                    /s/ FREDRIC HARMAN
                                    --------------------------------------------
                                    Fredric Harman

                                    /s/ EDGARD MISRAHI
                                    --------------------------------------------
                                    Edgard Misrahi

                                    /s/ PHILIPPE CLAUDE
                                    --------------------------------------------
                                    Philippe Claude

                                    /s/ MICHAEL ORSAK
                                    --------------------------------------------
                                    Michael Orsak

                                    /s/ ROGER DECOT
                                    --------------------------------------------
                                    For: Societe Bearnaise de Participations

                                    By:  Mr. Roger Decot

                                    /s/ MICHEL DAHAN
                                    --------------------------------------------
                                    For: Banexi Venture 2 FCPR

                                    By:  Michel Dahan

                                    /s/ EDGAR MISRAHI
                                    --------------------------------------------
                                    For: APAX France IV

                                    By:  Mr. Edgar Misrahi

                                    /s/ EDGAR MISRAHI
                                    --------------------------------------------
                                    For: Altamir & Cie

                                    By:  Mr. Edgar Misrahi

                                    /s/ EDGAR MISRAHI
                                    --------------------------------------------
                                    For: Apax France V-A

                                    By:  Mr. Edgar Misrahi

                                    /s/ EDGAR MISRAHI
                                    --------------------------------------------
                                    For: Apax France V-B

                                    By:  Mr. Edgar Misrahi

                                    /s/ MICHAEL ORSAK
                                    --------------------------------------------
                                    For: Worldview Technology Partners II L.P.

                                    By:  Mr. Michael Orsak
                                         Member

                                /s/ MICHAEL ORSAK
                                ------------------------------------------------
                                For: Worldview Technology International II L.P.

                                By:  Mr. Michael Orsak
                                     Member

                                    /s/ MICHAEL ORSAK
                                    --------------------------------------------
                                    For: Worldview Strategic Partners II L.P.

                                    By:  Mr. Michael Orsak
                                         Member

                                    /s/  PIET VANDERMEERSCH
                                    --------------------------------------------
                                    For: Flanders Language Valley Fund C.V.A

                                    By:  Mr. Piet Vandermeersch
                                    Its: Managing Director

                                    /s/ NORMAN NIE
                                    --------------------------------------------
                                    Mr. Norman Nie

                                    /s/  PAUL S. MADERA
                                    --------------------------------------------
                                    For: Meritech Capital Partners L.P.

                                    By:  Meritech Capital Associates L.L.C.
                                         its General Partner

                                    By:  Meritech Management Associates L.L.C.
                                         a managing member

                                    By:  Mr. Paul S. Madera
                                         a managing member

                                    /s/  PAUL S. MADERA
                                    --------------------------------------------
                                    For: Meritech Capital Partners L.P.

                                    By:  Meritech Capital Associates L.L.C.
                                         its General Partner

                                    By:  Meritech Management Associates L.L.C.
                                         a managing member

                                    By:  Mr. Paul S. Madera
                                         a managing member